EXHIBIT 99.1

CSI ERGONOMICS & MAGNITUDE FORM ALLIANCE TO DELIVER COMPUTER INJURY RISK MANAGEMENT SOLUTIONS IN THE MIDWEST

CHESTER, NEW JERSEY - JULY 16, 2004 - Magnitude Information Systems, Inc. (Symbol:MAGY), the leading developer of Anti-Injury(TM) ergonomic software solutions for Fortune 500 corporations, government agencies, and consumers, today announced the establishment of a distribution and resale agreement with CSI Ergonomics, to market and distribute ErgoEnterprise(TM), Magnitude'S Anti-Injury(TM) solution, in the Midwest.

CSI Ergonomics, a privately-owned company headquartered in Minneapolis, MN, is expanding its consulting and product offerings to meet a growing demand for office ergonomic solutions. In 1991, CSI (originally Clinic Supply, Inc.) began as a distributor of orthopedic and health rehabilitation products. The company quickly grew within the healthcare community, and its focus soon encompassed the broad field of occupational health and safety. CSI discovered purpose not only in helping individuals who had sustained workplace injuries, but also in finding new ways to prevent such injuries from occurring. Magnitudes' ErgoEnterprise(TM), the award winning best practices solution, was chosen by CSI as its core offering to prevent computer injuries in the office. CSI will feature Magnitude Anti-injury software in a "real life" setting as part of its 10,000 sq foot unique Comfort Zone "showroom" which opens August 1st. In this state-of-the-art facility, customers will be able to test drive a wide array of ergonomic risk management, workstation and seating products.

"Productivity does not have to suffer at the expense of computer user safety. Rarely, does one find a solution which prevents workplace injury while simultaneously improving productivity. We are offering a `best practices' solution to reduce computer injuries, decrease workers' comp claims and increase productivity for all of our customers and prospects," stated Jim Hale, General Manager, CSI Ergonomics. "The complementary fit between our consulting, training, and product offerings is quite extraordinary and should enable our strategic alliance to rapidly deliver substantial revenues."

Mark Chroscielewski, Magnitude's SVP of Business Development, stated, "A strategic alliance with CSI Ergonomics expands our national sales presence in a multi-billion dollar computer injury risk management market. CSI Ergonomics is a great example of the type of partner Magnitude will ally itself with. They're a market leader, with a strong client following run by a solid management team. This should really enable us to rapidly to continue to penetrate and establish ErgoEnterprise(TM) as the gold standard for computER injury risk management and office ergonomics."

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ABOUT MAGNITUDE INFORMATION SYSTEMS, INC.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers. Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

CONTACT INFORMATION

Jim Hale, CSI Ergonomics
952-215-0703
jhale@csiergonomics.com
www.csiergonomics.com

Mark Chroscielewski, Magnitude
888-786-7774 ext 225
markc@magnitude.com
www.magnitude.com

      This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.